UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2018

Date of Report (Date of earliest event reported)

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1624 Market Street, Suite 201, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2018, MassRoots, Inc. (the “Company”) entered into separate securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Investors”) pursuant to which it sold an aggregate of $2,740,000 of units (the “Units”) at a purchase price of $0.20 per Unit (the “Offering”). Each Unit consists of one share of common stock, par value $0.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of Common Stock.

Pursuant to the terms of the Securities Purchase Agreement, if at any time the Company issues shares of Common Stock or securities convertible into or exercisable for shares of Common Stock other than Excepted Issuances (as defined in the Securities Purchase Agreement) at a price per share which is less than $0.20 per share without the consent of Investors holding at least 60% of the then outstanding Units (the “Lower Price Issuance”), then the Company shall issue the Investors such number of additional Units to reflect such number of the Units the Investor would have received based upon the such lower price. The Company shall only be required to make a single adjustment with respect to the Lower Price Issuance regardless of the existence of multiple Lower Price Issuances. In addition, pursuant to the terms of the Securities Purchase Agreement, the Company agreed to file a registration statement (the “Registration Statement”) to register the resale of the Units (and the securities included therein) within 14 days of the closing date of the Offering and to cause such Registration Statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 45 days of the closing date of the Offering. The Company also agreed to consummate a Qualified Transaction (as defined in the Securities Purchase Agreement) no later than September 30, 2018. For the period commencing on the closing date of the Offering and ending on the date the Registration Statement is declared effective by the SEC, the Company shall not issue any shares of Common Stock, Convertible Securities (as defined in the Securities Purchase Agreement”) or any other securities, including securities deemed Excepted Issuances, without the written consent of Investors holding at least a majority of the then outstanding Units.

The foregoing descriptions of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the Offering, the Company issued Investors a Warrant to purchase shares of the Company’s Common Stock. The Warrants are exercisable at any time on or after the initial issuance date at a price of $0.40 per share, subject to adjustment (the “Exercise Price”), and expire five years from the date of issuance. Under certain circumstances, holders of the Warrants may exercise the Warrants on a cashless basis and the Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant. In the event the Company issues shares of Common Stock or Common Stock Equivalents (as defined in the Warrant), other than Excepted Issuances, for a consideration which is less than the Exercise Price then in effect, then thereafter successively upon each such issuance, the Exercise Price shall be reduced to such lower price. In the event a Qualified Transaction is not consummated on or prior to September 30, 2018, the Exercise Price shall be adjusted to 90% of the closing price of the Company’s common stock on the date prior to the submission by the holder thereof of a notice of election to exercise the Warrant.

The foregoing description of the Warrant is not complete and is qualified in its entirety by reference to the full text of the Form of Warrant, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On January 31, 2018, the Company entered into Securities Purchase Agreements with the Investors pursuant to which it sold an aggregate of $2,740,000 of Units. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02.

The Units (and the securities included therein) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Rule 506 of Regulation D and Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1 10.2	Form of Securities Purchase Agreement Form of Warrant

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: January 31, 2018	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer